Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

LICENSE AGREEMENT

This License Agreement dated June 29, 2012 is made by and between Standard & Poor’s Financial Services LLC (“S&P FS LLC”), a Delaware limited liability company having an office at 55 Water Street, New York, New York 10041, and the Chicago Mercantile Exchange Inc. (“CME”), a Delaware corporation having an office at 20 South Wacker Drive, Chicago, Illinois 60606.

RECITALS:

WHEREAS, S&P compiles, calculates, maintains and owns rights in and to the S&P Stock Indices and to the proprietary data contained therein; and

WHEREAS, S&P uses in commerce and has trade name and trademark rights to the designations listed in Appendix 1 to this Agreement; and

WHEREAS, CME wishes to use the S&P Stock Indices and S&P Marks in connection with: (i) creating, issuing, listing, trading, clearing, marketing, and promoting Futures Contracts, Options on Futures Contracts, Swap Contracts, Options on Swap Contracts and Standardized Option Contracts and activities related thereto; and (ii) making disclosure about such Contracts under applicable laws, rules and regulations in order to identify that S&P is the source of the S&P Stock Indices, pursuant to the terms and conditions hereinafter set forth; and

WHEREAS, the current license relationship between CME and S&P is set forth in a license agreement dated September 20, 2005, as amended (the “2005 Agreement”); and

WHEREAS, the parties wish to (i) modify and extend their license relationship on the terms and conditions set forth herein, and (ii) supersede and replace all prior agreements with regard to the subject matter of this Agreement; and

WHEREAS, pursuant to the terms of a Contribution Agreement, dated as of November 4, 2011, by and among MHP and CME and its Affiliate (the “Contribution Agreement”), MHP and such Affiliate have each agreed to contribute various assets comprising their respective index businesses to a Delaware limited liability company to be formed upon the closing of the Transaction (as defined below) (“Licensor”); and

WHEREAS, the Contribution Agreement provides that the Operating Agreement and this Agreement will be entered into at the closing of the transactions contemplated thereby (the transactions contemplated by the Contribution Agreement being collectively referred to herein as the “Transaction”), where this Agreement, being part of the Transaction, shall form a single, integrated agreement among the parties;

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, it is agreed as follows:

1.     DEFINITIONS.    For purposes of this Agreement, the following definitions shall apply:

(a) “Affiliate” shall mean, with respect to any person or entity, any other person or entity that directly or indirectly controls, is controlled by or is under common control with such first person or entity; provided that the term “Affiliate” does not include: (i) any Company Entity when used with respect to any CME Entity or any MHP Entity (each as defined in the Operating Agreement) and (ii) any CME Entity or MHP Entity when used with respect to any Company Entity. For purposes of this Agreement, control means, with respect to any entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

(b) “Agreement” shall mean this License Agreement.

(c) “Annual Net Revenue Floor” shall have the meaning ascribed in Appendix 3, Section 2.

(d) “Bilateral Swap Contracts” shall mean Swap Contracts that are bilaterally traded and not listed on a Competitive Market nor cleared through a centralized clearinghouse.

(e) “CBOE” shall mean the Chicago Board Options Exchange, Incorporated and any successor in interest thereof.

(f) “CBOE/S&P License Agreement” shall mean the license agreement dated as of November 1, 1994, as amended, between S&P and CBOE pursuant to which, among other things, S&P has granted to CBOE the right to use the S&P 500 Index and certain other S&P Stock Indices as the underlying interest in listed, standardized option contracts that trade on CBOE’s exchange.

(g) “Centrally Cleared Swap Contract” shall mean a “Swap Contract” that is listed on a Competitive Market or cleared through a centralized clearinghouse and does not meet the requirement of a Futures Equivalent Swap Contract.

(h) “CFTC” shall mean the Commodity Futures Trading Commission, as from time to time constituted or, if at any time after the execution of this Agreement such Commission is not existing and performing the duties assigned to it under the Commodity Exchange Act, as amended, then the body performing such duties at such time.

(i)“Cleared OTC Option Contracts” shall mean options contracts that (i) use an S&P Stock Index as their underlying interest, (ii) are securities under the Securities Exchange Act of 1934 as amended, (iii) are traded over-the-counter and (iv) are reported to and cleared by The Options Clearing Corporation (“OCC”) or any other clearing agency.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(j) “CME” shall have the meaning ascribed in the Preamble of this Agreement.

(k) “CME Disclaimers” shall have the meaning ascribed in Section 10(c) of this Agreement.

(l) “CME Substitute Contracts” shall have the meaning ascribed in Section 8(a) of this Agreement.

(m) “CME Substitute Index” shall have the meaning ascribed in Section 8(a) of this Agreement.

(n) “Commencement Date” shall have the meaning ascribed in Section 6(a) of this Agreement.

(o) “Competitive Market” shall mean (i) an organized, regulated derivatives market that is subject to regulation as a designated contract market regulated by the CFTC (assuming for this purpose that such a Competitive Market were operating in the United States regardless of where it is actually operating) or under a comparable international regulatory structure that employs a central counter-party model and offers for trading products that would be Futures Contracts under this Agreement (for example, without limitation, CBOE Futures Exchange, Eurex, InterContinentalExchange and NYSE-Euronext), (ii) an entity that offers electronic trading in futures look-alike products (i.e., highly standardized products for future settlement or delivery) through a central order book and that has obtained a recognized status or formal exemptive or no-action relief from the CFTC in order to offer such products for trading to U.S. customers or obtained comparable status or relief from a non-U.S. regulatory agency or (iii) a swap execution facility (SEF), swap designated contract markets (DCM), a Designated Clearing Organization (DCO) or other facility, trading system or platform that provides access to clearing.

(p) “Confidential Information” shall have the meaning ascribed to it in Section 12(b) of this Agreement.

(q) “Contract” shall mean a Futures Contract, Option on Futures Contract, Centrally Cleared Swap Contract, Option on Centrally Cleared Swap Contract, Standardized Option Contract, Futures Equivalent Swap Contract or Derived Contract.

(r) “Contribution Agreement” shall have the meaning ascribed in the Recitals to this Agreement.

(s) “Derived Contracts” shall mean cash-settled Futures Contracts, Options on Futures Contract, Swaps and Options on Swaps the final settlement price of which is calculated using one or more values of a third party’s index that is calculated using the values of an S&P Stock Index.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

By way of example, the products branded as “TRAKRS” that were based in part on an S&P Index and were listed on CME prior to the Commencement Date are Derived Contracts.

(t) “Equity Index” shall mean any index (i) as to which 25% or more of the components are comprised of listed equity securities (including ETFs as to which equity securities are a significant factor in determining the price thereof) or (ii) as to which 25% or more of the total market capitalization or total value is represented by listed equity securities (including ETFs as to which equity securities are a significant factor in determining the price thereof).

(u) “Equity Index Complex Revenue” shall *****.

(v) “ETF” shall mean a pooled investment vehicle, trust, investment company or other collective or commingled investment vehicle (including, but not limited to, an issuer registered under the U.S. Investment Company Act of 1940), that has the following characteristics: (i) the vehicle issues, sells, and redeems blocks of shares or other interests, which blocks are sometimes referred to as “creation units”; (ii) the shares, units or similar interests thereof are listed on an exchange; and (iii) the investment objective thereof is to own a basket of stocks and/or other financial instruments (such as futures, options, and other derivative contracts) in an attempt to replicate substantially the price and dividend performance of the stocks represented by a single index, such as an S&P Stock Index.

(w) “Futures Contracts” shall mean: (1) all instruments: (A) the trading of which is within the jurisdiction of CFTC (assuming for this purpose that the instruments were traded in the United States regardless of where they are actually traded), (B) which are regulated by the CFTC as futures contracts (assuming for this purpose that such instruments were traded in the United States regardless of where they are actually traded), and (C) which any CME Entity has the authority to trade under its articles, by‑laws, and rules; and (2) those instruments which, as of September 24, 1997, meet all of the requirements specified in clause (1) of this Subsection (w) but subsequent to September 24, 1997 fail to meet the requirements of clause (1)(A) of this Subsection (r) solely because another U.S. regulatory authority (in addition to, or in substitution of, the CFTC) is given regulatory jurisdiction over such instruments.

(x) “Futures Equivalent Product” shall mean *****.

(y) “Futures Equivalent Swap Contract” shall mean *****.

(z) “Futures Equivalent Swap Contract License Agreement” shall have the meaning ascribed in Section 2(j)(4).

(aa) “Futures Equivalent Swap Contracts Sublicense Agreement” shall have the meaning ascribed in Section 2(j)(3).

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(bb) “Futures Equivalent Swap Contract Licensee” shall have the meaning ascribed in Section 2(j)(4).”

(cc) “Futures Sublicensee” shall have the meaning ascribed in Section 2(j)(1).

(dd) “Futures Sublicense Agreement” shall have the meaning ascribed in Subsection 2(j)(1).

(ee) “GAAP” shall have the meaning ascribed in Appendix 3 Section 1(b).

(ff) “Indexed Contracts” shall mean (1) Futures Contracts, the final settlement price of which is calculated using one or more values of an S&P Stock Index; (2) Options on Futures Contracts; (3) Standardized Option Contracts, the underlying interest of which is the value of an S&P Stock Index; (4) Centrally Cleared Swap Contracts in which one of the cash flows that is exchanged is calculated using one or more values of an S&P Stock Index; (5) Options on Centrally Cleared Swap Contracts; (6) Futures Equivalent Swap Contracts; and (7) Derived Contracts, the final settlement price of which is a third-party index that is derived from the value of an S&P Stock Index and with respect to which S&P has obtained all necessary approvals and authorizations from the owner of such third-party index. Indexed Contracts include, without limitation, S&P ETF Contracts and TRAKRS.

(gg) “Launch” shall mean, with respect to any Contract, the first day that such Contract begins trading on the CME or a CME Affiliate.

(hh) “Licensed Activities” shall mean, with respect to any Contracts, (i) the use of the S&P Stock Indices solely in connection with creating, issuing, listing, trading, settling, clearing, marketing, and promoting the Contracts; and (ii) the use and reference to the S&P Marks in connection with creating, issuing, listing, trading, clearing, marketing, and promoting the Contracts and with making such disclosures about the Contracts as CME deems necessary or desirable under any applicable federal or state laws, rules or regulations or under this Agreement in order to indicate the source of the S&P Stock Indices.

(ii) “Licensor” shall have the meaning ascribed in the Recitals to this Agreement.

(jj) “MHP” shall mean The McGraw-Hill Companies, Inc. and any successor in interest thereof.

(kk) “M&A Transaction” shall have the meaning ascribed in Appendix 3 Subsection 1(b).

(ll) “Operating Agreement” shall mean the Limited Liability Company Agreement of

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Licensor, to be entered into at the closing of the Transaction pursuant to the Contribution Agreement.

(mm) “Option on Futures Contracts” shall mean an option to purchase or sell Futures Contracts.

(nn) “Option on Swaps” shall mean an option to purchase or sell Swap Contracts.

(oo) “Options Sublicensee” shall have the meaning ascribed in Subsection 2(j)(2).

(pp) “Options Sublicense Agreement” shall have the meaning ascribed in Subsection 2(j)(2).

(qq) “Original Term” shall have the meaning ascribed in Subsection 6(a).

(rr) “S&P” shall mean, except where the context otherwise requires, (i) prior to the assignment contemplated by Section 6(b), S&P FS LLC and (ii) from and after such assignment, Licensor.

(ss) “S&P FS LLC” shall have the meaning ascribed in the Preamble of this Agreement.

(tt) “S&P ETF Contracts” shall mean all Futures Contracts, Option on Futures Contracts, Swap Contracts and Options on Swap Contracts (i.e., excluding Standardized Option Contracts), the final settlement price of which is calculated using one or more values of an S&P Stock Index ETF.

(uu) “S&P-GSCI Indices” shall mean any S&P-GSCI branded commodity indices that are currently maintained, calculated and disseminated by S&P.

(vv) “S&P-GSCI Marks” shall mean the marks identified in Appendix 1 to this Agreement (as updated by the parties from time to time) as S&P-GSCI Marks.

(ww) “S&P Index ETF” means an ETF as to which the sole underlying index is an S&P Stock Index.

(xx) “S&P Marks” shall mean the designations listed in Appendix 1 to this Agreement (as updated by the parties from time to time).

(yy) “S&P Stock Index” or “S&P Stock Indices” shall mean Equity Indices that S&P maintains, calculates and distributes and in which S&P asserts proprietary rights. In addition, the term “S&P Stock Indices” will be deemed to include the S&P-GSCI Indices and any volatility index, variance indicator or buy-write index that use S&P Stock Index values or derived values, including those used as the basis for a license that S&P has previously granted to CBOE under the terms of

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Amendment No. 6 to the CBOE/S&P License Agreement, a copy of which Amendment No. 6 has previously been provided to CME. S&P Stock Indices exclude indices that S&P is not authorized or permitted to license for Contracts hereunder as a result of rules imposed by a contributing exchange in its data license with S&P, or any applicable law, rule or regulation imposed by a government entity outside the United States. S&P Stock Indices also exclude the S&P Global 100 Index.

(zz) “Specified Co-branded Index” shall mean an S&P Stock Index existing now or in the future that (i) is co-branded by S&P with a third party, (ii) has been developed and/or is maintained by S&P with a third party, (iii) is subject to restrictions on S&P’s ability to grant a license to CME without such third party’s consent, (iv) is not calculated using proprietary CME data and (v) includes components that are not U.S. stocks as material part of the index.

(aaa) “Standardized Option Contracts” shall mean American-style exercise or European-style exercise put or call options that: (i) are settled in any currency other than U.S. dollars (and not in a foreign currency set to fixed rate of exchange relative to U.S. dollars) or by physical delivery, (ii) have standardized terms, (iii) the underlying interest of which is an S&P Stock Index and (iv) which CME has the authority to trade under its articles, by‑laws, and rules.

(bbb) “Sublicensed Futures Contracts” shall have the meaning ascribed in Subsection 2(j)(1).

(ccc) “Sublicensed Futures Equivalent Swap Contract” shall have the meaning ascribed in Section 2(j)(3).

(ddd) “Sublicensed Standardized Option Contracts” shall have the meaning ascribed in Subsection 2(j)(2).

(eee) “Swap Contracts” shall mean “swaps” or “security-based swaps” as defined in the Dodd Frank Wall Street Reform and Consumer Protection Act; and is based on one or more S&P Stock Indices; provided, however, that Swap Contracts exclude Cleared OTC Option Contracts. Swap Contracts include Cleared OTC Swaps; and further providing that no Futures Contract will be deemed a Swap Contract. Futures Equivalent Swap Contracts are a subset of Swap Contracts.

(fff) “Term” shall have the meaning ascribed in Section 6(a).

(ggg) “Transaction” shall have the meaning ascribed in the recitals to this Agreement.

(hhh) “Trigger Date” shall mean the date on which CME’s Parent Aggregate Percentage Interest goes below the Lower Threshold *****. Capitalized terms used in this definition that are not defined herein shall have the meanings ascribed to them in the Operating Agreement or Schedule 9.4(c) thereof, as applicable.

(iii) “2005 Agreement” shall have the meaning ascribed in the recitals to this Agreement.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

2.     GRANT OF LICENSE.

(a)     General. Subject to the terms and conditions of this Agreement, S&P hereby grants to CME and its Affiliates worldwide licenses to use the S&P Stock Indices and the S&P Marks in connection with the Licensed Activities. The parties understand that as of the Commencement Date, neither CME nor any Affiliate of CME is a registered options exchange in the U.S. or in any other jurisdiction, and this Agreement imposes no obligation on CME or a CME Affiliate, contractual or otherwise, to effect any such registration. The foregoing licenses in all cases exclude any Specified Co-Branded Index. S&P shall retain the right to license any Specified Co-branded Index and its associated trademarks to third parties as the basis for any Contracts or other index-based financial products.

(b)     Index Value Dissemination Rights. Subject to the terms and conditions of this Agreement, S&P further grants to CME a non-exclusive worldwide license to disseminate, at CME’s sole expense, the S&P Stock Indices, in real-time and delayed, solely to CME staff, regulatory agencies, and the CME trading floors. CME shall ensure in this regard that any recipient of the S&P Stock Indices pursuant to the foregoing license will use the S&P Stock Indices data for internal and regulatory purposes only and not for redistribution. Without limiting the foregoing, nothing herein shall permit CME to include the S&P Stock Indices, in real time or delayed, with the dissemination by CME of last sale prices and quotes related to trading on CME. The parties acknowledge that they are currently in negotiations on a new, separate agreement that will authorize CME to act as S&P’s agent in the dissemination of real time S&P Stock Indices data.

(c)     Limited Licenses. CME acknowledges that (i) the S&P Stock Indices (except for the S&P indices branded as S&P Broad Market Indices (BMI)) are the exclusive property of S&P and S&P has and retains all proprietary rights therein (including, but not limited to, trademarks and copyrights) and (ii) except as contemplated by the last sentence of this Section 2(c), the S&P Marks are the exclusive property of S&P FS LLC and S&P FS LLC has and retains all proprietary rights therein (including, but not limited to, trademarks and copyrights). CME acknowledges that the S&P Stock Indices (except for the S&P BMI) and their compilation and composition and changes therein are in the complete control and discretion of S&P. CME acknowledges that the S&P BMI are the exclusive property of S&P and Citigroup, N.A., that S&P and Citigroup, N.A. have and retain all proprietary rights therein (including, but not limited to, copyrights) and that the S&P BMI and their compilation and composition and changes therein are in the complete control and discretion of S&P and Citigroup, N.A. Except as otherwise specifically provided herein, S&P reserves all rights to the S&P Stock Indices, and S&P FS LLC and Licensor reserve all rights to the S&P Marks, in each case that are not expressly licensed hereunder and this Agreement shall not be construed to transfer to CME any right to, or interest in, the S&P Stock Indices or the S&P Marks, or in any copyright, trademark or proprietary right pertaining thereto. CME acknowledges that S&P FS LLC will (subject

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

to the terms of the Contribution Agreement) retain ownership of the S&P Marks following the assignment to Licensor contemplated by Section 6(b) and shall license such S&P Marks to Licensor pursuant to the MHP Brand License Agreement (as defined in the Contribution Agreement).

(d)     Licensing of Additional S&P Stock Indices. Unless otherwise agreed by the parties in writing, this Agreement shall govern any and all licenses to S&P Stock Indices (whether newly created by S&P or resumed after discontinuation) and S&P Marks granted by S&P to CME during the Term of this Agreement.

(e) Reserved

(f) Restrictions on Indexed Contracts.
(1) S&P shall have the right to approve the settlement methodology, product construction and structure of all novel Standardized Option Contracts and Derived Contracts that are traded by CME hereunder. S&P shall not unreasonably withhold or delay its approval of any such Indexed Contracts.

(2) With respect to Futures Contracts, Swap Contracts, Options on Futures Contracts and Option on Swap Contracts, aside from S&P’s limited approval rights provided below, there will be no restrictions placed on how CME structures such Indexed Contracts or how CME offers such Indexed Contracts for trading, except as specifically described below with respect to novel settlement methodology and product construction and certain other types of Futures Contracts and Swap Contracts. For example, CME may structure a Futures Contract based upon a combination of S&P Stock Indices. CME may also offer separate Futures Contracts on different S&P Stock Indices and facilitate spread trading among them through special quoting or pricing mechanisms. For the avoidance of doubt, CME may continue to offer Futures Contracts, Options on Futures Contracts, Swap Contracts, Options on Swap Contracts, and Standardized Options Contracts for trading through any trading or quoting mechanism that CME offers today, including quoting based on volatility, without limitation of any trading or quoting mechanisms that CME may offer in the future.

(3) If a Futures Contract, Option on Futures Contracts, Swap Contract or Option on Swap Contracts developed by CME or a third party uses a novel settlement methodology or novel construction, then:
(a) to the extent that the ultimate settlement value that uses an S&P Stock Index value (the “S&P Settlement Value”) constitutes protectable intellectual property, S&P shall own the settlement value, which shall be exclusively licensed to CME under this Agreement.
(b) to the extent that the methodology or product construction is CME’s development and constitutes protectable intellectual property, CME shall own the intellectual property rights in the methodology and product construction.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(c) nothing in this Agreement shall give CME the right to license a third party to use the S&P Settlement Value in conjunction with the CME methodology or product construction, nor shall it give S&P the right to license a third party to use the CME methodology or product construction (or the settlement value that results from the use of it).
(d) CME shall obtain S&P’s prior approval before Launching a Futures Contract, Swap Contract, Option on Futures Contracts or Option on Swap Contracts that employs a novel settlement methodology or product construction, which approval may only be withheld if S&P reasonably concludes that the proposed Futures Contract, Swap Contract, Option on Futures Contracts or Option on Swap Contracts presents (i) a legal or regulatory risk to S&P FS LLC or Licensor, (ii) a risk of tarnishing S&P FS LLC’s or Licensor’s business reputation by virtue of its presumed association with a Futures Contract, Swap Contract, Option on Futures Contracts or Option on Swap Contracts including where an S&P Stock Index value might be combined with an index value of a competitor to S&P, or (iii) without limitation of S&P’s right of review under Section 10(a) of this Agreement, a risk to S&P FS LLC’s or Licensor’s, as applicable, rights in the S&P Marks that is caused by CME’s proposed name for the Futures Contract, Swap Contract, Option on Futures Contracts or Option on Swap Contracts. In addition, with respect to any proposed Futures Contract, Swap Contract, Option on Futures Contracts or Option on Swap Contracts that is calculated using one or more values of an S&P Stock Index in combination with an index or indices of index providers other than S&P, regardless of whether it constitutes a novel settlement methodology or product construction, S&P’s prior approval, subject to the same conditions as set forth in this Subsection 2(f)(4), shall be required.
(e) A settlement methodology or product construction shall be considered “novel” for purposes of this section if it is a methodology or construction that was not used in any product listed for trading on a global exchange on or before the Commencement Date and was not subsequently approved by S&P pursuant to the foregoing.
(f) With respect to any new Derived Contract, CME agrees that such third party shall be required, to the extent required by law, to obtain a license or other authorization from S&P to use the relevant S&P Stock Index and S&P Marks in connection with that product before that product may be listed on CME.
(g) CBOE-S&P License.
(i) Notwithstanding Section 2(f), CME will not list for trading Indexed Contracts that are exclusively licensed by S&P to CBOE or an Affiliate of CBOE under Amendment No. 6 to the CBOE/S&P License Agreement during the term of that amendment, including any renewals or extensions of such term, in that CME shall not use the S&P 500 or S&P 100 Indices to derive, maintain, publish, calculate or disseminate a Volatility Index, Variance Indicator or BuyWrite Index (as defined therein), or the S&P Marks, in connection with the creation, issuance, exercise of an investment product of any kind or character whatsoever, including without limitation Futures Contracts, Standardized Option Contracts, Swap Contracts, Options on Futures Contracts or Option on Swap Contracts. The limitations of this Subsection 2(g) shall not apply to the extent that CME

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

is providing services to CBOE or other party duly licensed by S&P with that party’s consent. Notwithstanding anything to the contrary in this Agreement (including Section 2(a)), CME agrees not to dispute and to “grandfather” under this Agreement, the exclusive rights that S&P granted to CBOE relating to the listing of certain futures products that use the S&P 500 index as described in Amendment No. 6 to the S&P-CBOE license provided to CME. In consideration for this, S&P agrees to pay CME *****. Notwithstanding anything to the contrary in this Agreement (including Section 2(a)), CME relinquishes any claim to list Indexed Contracts that use an S&P 500 variance, volatility or buy-write index to the extent that such products are granted exclusively to CBOE under its S&P license during the term of that license, including any renewals or extensions thereof. For the avoidance of doubt, this protection of CBOE’s rights does not limit the pricing or quoting mechanisms through which CME offers allowed Indexed Contracts for trading, including, without limitation, quoting based on volatility. The rights grandfathered to CBOE are non-transferable by S&P. Those rights shall revert to CME upon the expiration or termination of the grant to CBOE to the extent that those rights are otherwise granted to CME in this Agreement. Notwithstanding anything to the contrary in this Agreement (including Section 2(a)), CME agrees to make no claim that this Agreement grants CME the right to list Indexed Contracts that use an Affiliate of CBOE’s proprietary indices, such as the VIX, or any other proprietary indices of a third party (other than co-branded indices that are expressly within the scope of the licenses granted under this Agreement).
(ii) *****.
(h)    Reserved.
(i) Composite Marks. S&P hereby grants CME the right to combine its “CME,” “CME Group,” and “CME E-mini” marks (and such other marks as S&P may approve from time to time, such approval not to be unreasonably withheld or delayed) with the S&P Marks to form composite marks. Such composite marks shall only be used in connection with Licensed Activities. None of S&P FS LLC, Licensor or CME shall register or apply to register such composite marks in any jurisdiction without the other party’s prior written consent. CME’s use of any S&P Marks in a composite mark shall inure to the benefit of S&P FS LLC and Licensor and CME shall obtain no rights in such S&P Marks as a result of such use.
(j) Sublicenses.
(1) Subject to this Section 2(j), S&P hereby grants CME the right to sublicense CME’s rights pursuant to Section 2(a) to any third-party exchange or other organized trading facility that is located outside the United States (“Futures Sublicensee”) in connection with Futures Sublicensee’s creating, issuing, listing, trading, clearing, marketing and/or promoting Indexed Contracts that are Futures Contracts, Options on Futures Contracts, Swap Contracts or Options on Swap Contracts (“Sublicensed Futures Contracts”) and with making such disclosure about Sublicensed Futures Contracts as Futures Sublicensee deems necessary or desirable in order to indicate the source of the S&P Stock Indices. The terms of any sublicense granted by CME hereunder shall be set forth in a sublicense agreement among S&P, CME and the Futures Sublicensee that is reasonably acceptable to S&P and CME (a “Futures Sublicense Agreement”), provided that CME shall (A)

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

provide S&P with a complete copy of any such Futures Sublicense Agreement once executed by all parties thereto, (B) S&P may elect not to enter into any Futures Sublicense Agreement in its sole discretion and (C) to the extent not specified therein, advise S&P in writing of the fees payable by such Futures Sublicensee to CME in respect thereof. CME shall solely determine the fees payable by each Futures Sublicensee in respect of each Futures Sublicense Agreement, provided that in connection with each such Futures Sublicense Agreement, CME shall use commercially reasonable efforts to achieve commercially reasonable financial terms in favor of CME and S&P therein. CME shall use commercially reasonable efforts to collect all amounts due from each Futures Sublicensee under the applicable Futures Sublicense Agreement. Upon termination of this Agreement for any reason, all Futures Sublicense Agreements shall terminate unless otherwise agreed in writing by S&P and the Futures Sublicensee.
(2) Subject to this Section 2(j), S&P hereby further grants CME the exclusive right to sublicense CME’s rights pursuant to Section 2(a) to any third-party exchange or other organized trading facility (“Options Sublicensee”) in connection with Options Sublicensee’s creating, issuing, listing, trading, clearing, marketing and/or promoting Standardized Option Contracts (“Sublicensed Standardized Option Contracts”) and with making such disclosure about Sublicensed Standardized Option Futures Contracts as Options Sublicensee deems necessary or desirable in order to indicate the source of the S&P Stock Indices. The terms of any sublicense granted by CME hereunder shall be set forth in a sublicense agreement among S&P, CME and the Options Sublicensee that is reasonably acceptable to S&P and CME (an “Options Sublicense Agreement”), provided that CME shall (A) provide S&P with a complete copy of any such Options Sublicense Agreement once executed by all parties thereto, (B) S&P may elect not to enter into any Options Sublicense Agreement in its sole discretion and (C) to the extent not specified therein, advise S&P in writing of the fees payable by such Options Sublicensee to CME in respect thereof. CME shall solely determine the fees payable by each Options Sublicensee in respect of each Options Sublicense Agreement, provided that in connection with each such Options Sublicense Agreement, CME shall use commercially reasonable efforts to achieve commercially reasonable financial terms in favor of CME and S&P therein. CME shall use commercially reasonable efforts to collect all amounts due from each Options Sublicensee under the applicable Options Sublicense Agreement. Upon termination of this Agreement for any reason, all Options Sublicense Agreements shall terminate unless otherwise agreed in writing by S&P and the Options Sublicensee. For avoidance of doubt, nothing herein shall prevent S&P from entering into license agreements directly with any third-party options exchange in connection with the use of the S&P Stock Indices as the underlying interest in Standardized Option Contracts, in lieu of entering into a three-party Options Sublicense Agreement with CME.
(3) Subject to this Section 2(j), S&P hereby grants CME the right to sublicense CME’s rights pursuant to Section 2(a) to any Competitive Market (“Futures Equivalent Swap Contracts Sublicensee”) in connection with Futures Equivalent Swap Contracts Sublicensee’s creating, issuing, listing, trading, clearing, marketing, and/or promoting Futures Equivalent Swap Contracts and related Options on Swap Contracts (together, “Sublicensed Futures Equivalent Swap

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Contracts”) and with making such disclosure about Sublicensed Futures Equivalent Swap Contracts as Futures Equivalent Swap Contracts Sublicensee deems necessary or desirable in order to indicate the source of the S&P Stock Indices; provided, however, that CME may grant such a sublicense only if required to do so by a law, regulator agency rule or regulation. The terms of any sublicense granted by CME hereunder shall be set forth in a sublicense agreement among S&P, CME and the Futures Equivalent Swap Contracts Sublicensee that is reasonably acceptable to S&P and CME (a “Futures Equivalent Swap Contracts Sublicense Agreement”), provided that CME shall (A) provide S&P with a complete copy of any such Futures Equivalent Swap Contracts Sublicense Agreement once executed by all parties thereto, (B) S&P may elect not to enter into any Futures Equivalent Swap Contracts Sublicense Agreement in its sole discretion and (C) to the extent not specified therein, advise S&P in writing of the fees payable by such Futures Equivalent Swap Contracts Sublicensee to CME in respect thereof. CME shall use commercially reasonable efforts to collect all amounts due from each Futures Equivalent Swap Contracts Sublicensee under the applicable Futures Equivalent Swap Contracts Sublicense Agreement. Upon termination of this Agreement for any reason, all Futures Equivalent Swap Contracts Sublicense Agreements shall terminate unless otherwise agreed in writing by S&P and the Futures Sublicensee. In the event that CME grants a license to a third party under this Section 2(j)(3) then: (1) if the terms of the sublicense include license fees that are more favorable for Futures Equivalent Swap Contracts than those that are payable by CME hereunder, then the fees payable by CME hereunder in relation to Futures Equivalent Swap Contracts shall be adjusted to be no less favorable to CME than those provided to the third party, and Appendix 3 hereof shall be amended accordingly and (2) the fees collected from such Futures Equivalent Swap Contracts Sublicensee shall not become part of the Equity Index Complex Revenues but rather CME shall pay S&P ***** the amount CME actually collects from all such third parties for Futures Equivalent Swap Contracts.
(4) Subject to this Section 2(j) and Section 11(c), S&P and CME agree that S&P may grant a license to any Competitive Market (“Futures Equivalent Swap Contracts Licensee”) in connection with Futures Equivalent Swap Contracts Licensee’s creating, issuing, listing, trading, clearing, marketing, and/or promoting Futures Equivalent Products and related Options on Futures Equivalent Swap Contracts (together, “Licensed Futures Equivalent Swap Contracts”) and with making such disclosure about Licensed Futures Equivalent Swap Contracts as Futures Equivalent Swap Contracts Licensee deems necessary or desirable in order to indicate the source of the S&P Stock Indices; provided, however, that except as otherwise provided in Section 11(c), S&P may grant such a license only if: 1. there is a threat of litigation concerning the need for or the scope of an intellectual property license required to, as applicable, create, issue, list, trade, or clear Futures Equivalent Swap Contracts, 2. such threat of litigation is in S&P’s reasonable judgment after consultation with CME, significant and credible, it being understood that a statement by a third party of a desire to create, issue, list, trade, or clear Futures Equivalent Swap Contracts without a license from S&P is by itself insufficient to be deemed significant and credible for this purpose, and 3. the risk of loss of intellectual property rights from an adverse ruling in such a litigation is believed in S&P’s reasonable judgment to be significant. The cost of any litigation by S&P under this Section 2(j)(4) shall be borne entirely

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

by S&P. The terms of any such license granted by S&P hereunder shall be set forth in a license agreement between S&P and the Futures Equivalent Swap Contracts Licensee (a “Futures Equivalent Swap Contracts License Agreement”), provided that S&P shall (A) provide CME with prompt notice that S&P has begun license negotiations and updates on the status of the negotiations, (B) provide CME with a complete copy of any such Futures Equivalent Swap Contracts License Agreement once executed by the parties thereto, and (C) advise CME in writing of the fees payable by such Futures Equivalent Swap Contracts Licensee to S&P in respect thereof. S&P shall solely determine the fees payable by each Futures Equivalent Swap Contracts Licensee in respect of each Futures Equivalent Swap Contracts License Agreement. S&P shall use commercially reasonable efforts to collect all amounts due from each Futures Equivalent Swap Contracts Licensee under the applicable Futures Equivalent Swap Contracts License Agreement. *****. For avoidance of doubt, the granting by S&P of a license to a Futures Equivalent Swap Contracts Licensee pursuant to and in accordance with this paragraph shall not be deemed a violation of S&P’s obligations under Subsection 11(b).

3.     EXCLUSIVITY.

(a)     Licensed Indices. Subject to and except as otherwise provided in this Agreement, the license for the S&P Stock Indices granted pursuant to Subsection (2)(a) shall be exclusive for (i) Futures Contracts, Options on Futures Contracts with respect to all Licensed Activities and (ii) Futures Equivalent Swap Contracts and Options on Futures Equivalent Swap Contracts with respect to all Licensed Activities, beginning on the Commencement Date and ending on the date that is one (1) year prior to the end of the Term of this Agreement. All other licenses granted by S&P pursuant to this Agreement shall be non-exclusive with respect to Indexed Contracts other than Futures Contracts, Options on Futures Contracts, Futures Equivalent Swap Contracts and Options on Futures Equivalent Swap Contracts authorized hereunder for the Term of this Agreement.

(b)     S&P 500 Index. For Futures Contracts and Options on Futures Contracts, CME’s exclusive rights to the S&P 500 Index will automatically extend through the date that is one (1) year prior to the end of the Term of this Agreement and will be non-exclusive for the last year of the Term of this Agreement.

(c) Non-S&P 500 Index. For any S&P Stock Index other than the S&P 500 Index including an index family, for which CME lists Futures Contracts or Options on Futures Contracts, CME’s rights to such an index or index family shall be exclusive during the first three (3) years after the initial listing thereof and shall continue for each year thereafter so long as the average daily volume (“ADV”) of the Indexed Contracts over the six (6) months immediately preceding the first day of such year based on such an index or index family is at least ***** (it being understood that if ADV as of the first day of any year as so measured is less than *****, CME’s rights shall thereafter be non-exclusive whether or not ADV as so measured as of the first day of any later year is at least *****).

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

For purposes of this Section 3(c), certain S&P Stock Indices shall be treated as a family such that the exclusivity of the indices is based on the aggregate ADV of all Indexed Contracts listed on the indices within that family. For illustration purposes, such index families shall include the growth & value index family; sector index including the emerging markets, carbon & ESG, property and the Shariah indices families; and geographic indices like global, Middle East & Africa, European, Japanese, Australian, Canadian, and Asian index families. S&P shall make any final determinations as to what constitutes an index family, in its reasonable discretion.

(d) Swap ADV. For purposes of calculating ADV in this Section 3, Swap Contracts and Options on Swaps shall be considered as follows: 1. if with respect to any S&P Stock Index, both Futures Contracts and Swap Contracts are executed or cleared by CME then the ADV equivalent for the Swap Contracts and Options on Swaps is the notional value of the Swap Contracts and Options on Swaps executed or cleared in that month shall be divided by the value at the end of the month of the Futures Contract whose notional value is closest to $***** and that is based on the same S&P Stock Index, 2. if no Futures Contract is offered that is based on the same S&P Stock Index then the ADV equivalent for such Swap Contracts and Options on Swaps is the notional value that is executed or cleared divided by ***** dollars ($*****).

(e) Loss of Exclusivity. If CME’s license to any S&P Stock Index or index family with respect to Futures Contracts or Options on Futures Contracts is or becomes non-exclusive, S&P may license such S&P Stock Index or index family to one or more other exchanges, provided that (a) if S&P wishes the license to another exchange for the relevant S&P Stock Index to be exclusive, exclusivity will only take effect on the first date that, measured over the course of the six (6) months immediately preceding such date, the ADV on such other exchange of the Indexed Contracts based on the relevant S&P Stock Index or index family is at least *****, and such exclusive license will continue for each year thereafter so long as the ADV on such other exchange of the Indexed Contracts over the six (6) months immediately preceding the first day of such year based on the relevant S&P Stock Index or index family is at least ***** (it being understood that if ADV as of the first day of any year as so measured is less than *****, such other exchange’s rights shall thereafter be non-exclusive whether or not ADV as so measured as of the first day of any later year is at least *****) and (b) CME’s license for the relevant S&P Stock Index or index family will continue on a non-exclusive basis until such time, if any, that the other exchange’s license becomes exclusive as provided above, it being understood that, following the date such license becomes exclusive, CME will be permitted to orderly wind down any open interest in Futures Contracts, Centrally Cleared Swap Contracts, Options on Futures Contracts and Option on Centrally Cleared Swap Contracts that are outstanding; provided that such wind-down period shall not extend for more than thirty-six (36) months. With respect to any S&P Stock Index or index family that S&P licenses to another exchange on an exclusive basis in accordance with the preceding sentence, CME’s license to such S&P Stock Index or index family will be suspended accordingly while such other exchange continues to meet the applicable ADV requirements for exclusivity and with respect to any S&P Stock Index or index family that S&P licenses to another exchange on a non-exclusive basis in accordance with

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

the preceding sentence, CME’s license hereunder will become non-exclusive with respect to such S&P Stock Index or index family.

4.    RIGHT OF FIRST REFUSAL ON NEW S&P STOCK INDICES.

(a)    During the Term of this Agreement, CME shall have a right of first refusal on licenses to base Indexed Contracts on any stock index or S&P-GSCI branded commodity index not licensed hereunder as of the Commencement Date and which is not a Specified Co-branded Index. Prior to offering any such license to any other party as the basis for Indexed Contracts, S&P shall first request that CME list Indexed Contracts on such new index. Upon such request, such new index shall become subject to the provisions of Subsection 3(c) and (d) as if CME had in fact begun listing Indexed Contracts on such new index as of the date of CME’s receipt of such request (whether or not CME actually did so).

5.    LICENSE FEES.

(a)    CME shall pay S&P the License Fees as set forth in Appendix 3 hereto. License Fees shall be due and payable as of the first day of the calendar quarter in which the closing of the Transaction occurs. CME’s obligation to pay license fees under this Agreement shall not be affected even if (i) a court of competent jurisdiction determines that S&P may not prevent a Competitive Market from trading, settling or clearing Indexed Contracts without a license and such determination has not been overturned after exhaustion of all avenues of appeal; (ii) a regulatory body or court of competent jurisdiction issues a ruling or otherwise determines that the exclusivity provisions of this Agreement (i.e., pertaining to the use of the S&P Stock Indices as the basis for Futures Contracts or Option on Futures Contracts) violate any applicable law, rule or regulation, such that S&P is directed to grant licenses to one or more Competitive Markets to use the S&P Stock Indices as the basis for Futures Contracts or Option on Futures Contracts, and such ruling or other determination has not been overturned after exhaustion of all avenues of appeal; or (iii) there is otherwise a diminution or loss of recognized intellectual property rights in the S&P Stock Indices. CME irrevocably and unconditionally waives any ability it may have under law or equity or otherwise to claim that its obligation to pay license fees to S&P under this Agreement is reduced or eliminated due to the lack of enforceability of the licenses granted by S&P to CME hereunder or for any other reason, and S&P shall not have any liability hereunder as a result of any occurrence described in clauses (i) through (iii). CME acknowledges that the foregoing serves as a substantial inducement to S&P FS LLC to enter into this Agreement and for Licensor to accept the assignment contemplated by Section 6(b) and for S&P FS LLC and Licensor to effect the Transaction.

(b)        *****

6.    TERM; ASSIGNMENT BY S&P FS LLC TO LICENSOR.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(a) Term. The term of this Agreement (the “Term”) shall commence on the date on which this Agreement is entered into, which shall be the date of the closing of the Transaction (the “Commencement Date”). Subject to the proviso below, such Term shall continue in full force and effect until (and shall terminate upon) the later of (a) December 31, 2017 or (b) the date that is one (1) year after the Trigger Date occurs (the “Original Term”), unless terminated earlier in accordance with Section 7 hereof; provided, however, that:

(1) if the Trigger Date occurs within ten (10) years of the Commencement Date, then Licensor shall have the option to extend the Term for up to ten (10) additional years following the last day of the Original Term.

(2) if under the terms of the Operating Agreement, (x) MHP exercises its MHP Special Call or its Drag-Along Right or (y) CME exercises its Tag-Along Right in connection with a Transfer by MHP of Membership Interests in Licensor and as a result the Trigger Date occurs, then CME shall have the option to extend the Original Term for up to ten (10) additional years following the last day of the Original Term;

(3) if CME exercises its CME Special Put under the Operating Agreement in connection with a Supermajority Approval Termination, then CME shall have the option to extend the Original Term for up to five (5) additional years following the last day of the Original Term; and

(4) if the Trigger Date occurs as a result of a requirement of law or a non-appealable order of a government regulatory authority prohibiting CME and/or its Affiliates from owning that amount, then CME shall have the option to extend the Original Term for up to ten (10) additional years following the last day of the Original Term.

Capitalized terms used in this Section 6(a) that are not defined herein shall have the meanings ascribed to them in the Operating Agreement.

(b)     Assignment by S&P FS LLC to Licensor. Immediately after the execution and delivery of this Agreement, all of S&P FS LLC’s rights and obligations under this Agreement shall automatically be assigned and transferred to Licensor (other than the rights or obligations that are expressly contemplated by the terms of this Agreement to remain with S&P FS LLC after such time), whereupon S&P FS LLC shall be released from all obligations so assigned or transferred (it being understood that S&P FS LLC shall remain a party to this Agreement following such assignment and shall retain its rights and obligations not so assigned or transferred to Licensor).

7.     TERMINATION. Except for a termination upon the end of the Original Term (for the avoidance of doubt, without limiting the provisions of Section 6(a) providing for extension of the Term), this Agreement may be terminated only as set forth below in this Section 7:

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(a)     Material Breach. In the case of a material breach of any of the terms or conditions of this Agreement by either Licensor/S&P FS LLC, on the one hand, or CME, on the other hand, the other party may terminate this Agreement by giving thirty (30) days prior written notice to the non-breaching party of its intent to terminate, which notice shall specify the nature of the alleged breach, and such notice shall be effective on the date specified therein for such termination unless the breaching party shall correct such breach within thirty (30) days of receipt of such notice, provided that if the breach is incapable of cure within the thirty-day period and the breaching party is diligently and continuously making efforts to remedy the breach, then the Agreement shall not terminate unless the breach is not cured within ninety (90) days of receipt of such notice.

(b)     Discontinuation of an S&P Stock Index. S&P or any third-party index provider, as the case may be, shall have the right in its sole discretion to cease compilation and publication of any of the S&P Stock Indices without liability hereunder and, upon prompt written notice to CME of such discontinuance and subject to Section 8 hereof, to terminate the license granted hereunder as to such discontinued S&P Stock Index and the associated S&P Marks; provided, however, that S&P shall use its commercially reasonable efforts to give CME at least one (1) year prior written notice of such discontinuation and further provided, however, that all Indexed Contracts that use the discontinued S&P Stock Index which are open and listed for trading on the date of such notice of termination was provided to CME, may nevertheless continue to be traded until such Indexed Contracts either expire and are no longer listed for trading or until thirty-six (36) months after such notice, whichever occurs first, except for the Derived Contracts known as BXY TRAKRS Contracts, which shall continue to trade until such BXY TRAKRS Contracts expire and are no longer listed for trading or until sixty (60) months following the date of such notice of termination, whichever occurs first. CME’s obligations to include the revenues associated with respect to any Indexed Contract licensed pursuant to this Agreement and that use the discontinued S&P Stock Index in the calculation of Equity Index Complex Revenue shall terminate effective on the date on which the license for the discontinued S&P Stock Index is effectively terminated by S&P.

(c) Cessation of Trading in or De-Listing of an S&P ETF. S&P shall inform CME in writing if S&P becomes aware of any pending cessation of trading in, or de-listing of, an S&P ETF. S&P shall have no other obligations to CME under this Agreement in connection with the cessation of trading in, or de-listing of, an S&P ETF. CME understands that during the Term of this Agreement, one or more of the S&P Index ETFs may be de-listed or otherwise cease trading and in such event, S&P shall have no liability to CME arising out of such de-listing or cessation. CME acknowledges that the de-listing of, or cessation in trading in, an S&P Index ETF can and will affect CME’s ability to continue to create, issue, list, trade, clear, market, and promote the associated S&P ETF Contracts.

(d) Bankruptcy. In the case of any filing for bankruptcy, dissolution or liquidation of Licensor, CME may terminate this Agreement immediately upon written notice to S&P FS LLC and Licensor. In the case of any filing for bankruptcy, dissolution or liquidation of CME, Licensor may terminate this Agreement immediately upon written notice to CME.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

8.     CME SUBSTITUTE INDEX AND CONTRACTS.

(a)     CME’s Rights Upon Discontinuation of an S&P Stock Index. Excluding with respect to S&P ETF Contracts, if S&P discontinues compilation and publication of any S&P Stock Index licensed to CME under this Agreement, CME shall have the following rights:

(1)    S&P shall, for the purpose of enabling CME, if CME chooses, to compile and make use of its own substitute index (“CME Substitute Index”) with respect to any discontinued S&P Stock Index, provide CME with a continuing non-exclusive and royalty-free worldwide license to use the list of companies, shares outstanding and divisors for such discontinued S&P Stock Index as of the Index discontinuation date. S&P shall have no further obligations to CME with respect to such discontinued S&P Stock Index or any Indexed Contract based upon such Index after furnishing CME with the aforesaid information.

(2)    As of the relevant Index discontinuation date, CME shall not trade any Indexed Contracts based upon the discontinued S&P Stock Index except as provided in Section 7(b) of this Agreement and as follows: Upon receipt of any notice of index discontinuation by S&P hereunder as provided in Section 7(b), CME may elect, by written notice to S&P, to redesignate the discontinued S&P Stock Index as a CME Substitute Index and continue to trade Indexed Contracts (“CME Substitute Contracts”) based upon such CME Substitute Index, except that, from the date of such notice of election until the Index discontinuation date of such S&P Stock Index, such CME Substitute Index shall be described in a manner to clearly differentiate it from the discontinued S&P Stock Index. CME shall have no obligation to make any payment of fees to S&P with respect to the trading of CME Substitute Contracts that occurs after the Index discontinuation date. After such election, CME may promote CME Substitute Contracts based upon the CME Substitute Index provided that the S&P Marks are not utilized by CME in connection therewith and CME prominently disclaims any relationship with S&P FS LLC and Licensor with respect to the CME Substitute Contracts.

(b)     Discontinuation of Trademark Licenses. If CME’s license to use any S&P Stock Index terminates because of the termination of this Agreement, or for any reason other than S&P’s discontinuation of its compilation and publication, then CME shall not use the name “Standard & Poor’s” or “S&P” in connection with the promotion or trading of any additional Indexed Contracts that use such S&P Stock Index; provided, however, that Indexed Contracts that use such S&P Stock Index, which are listed for trading on the date of termination, may be traded using the relevant S&P Marks until expiration or for 36 months after the date of termination, whichever occurs first, except as may be otherwise required by law or rule of a governing entity. Following such termination, if CME elects to trade CME Substitute Contracts on a CME Substitute Index, it may make information references only to such S&P Stock Index, provided that CME disclaims any relationship with S&P

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

FS LLC and Licensor in connection therewith. The foregoing shall nevertheless depend on the fact that S&P shall continue to compile and publish such S&P Stock Index in which event S&P shall disseminate such Index to CME in the same fashion as is currently being done, except that CME shall bear any incremental costs incurred by S&P at any time in providing such service.

(c)     S&P BMI Series. If at any time during the Term of this Agreement, Citigroup, N.A. for any reason ceases participating in the compilation and publication of the S&P BMI series, thereby preventing S&P from continuing to license them to CME hereunder, S&P covenants and agrees that it shall, without interruption, itself compile and publish substantially similar substitute indices for CME’s use under the terms of this Agreement, and S&P shall have no other obligations, and no liability, to CME hereunder arising out of Citigroup, N.A. ceasing to participate in the compilation and publication of the S&P BMI series. In such event, the parties agree that such substitute indices shall replace the S&P BMI series under this Agreement, and that CME’s use of the S&P BMI series shall cease. It is understood that the licensing of any such substitute indices shall be evidenced by a written amendment to this Agreement, executed by S&P and CME.

9.    S&P OBLIGATIONS.

(a)     Regulatory Approvals or Investigations. S&P shall reasonably assist CME in connection with the preparation of factual materials for presentation to the CFTC, or any other governmental entity, in connection with any application by CME for approval to trade any of the Indexed Contracts licensed hereunder, or any investigations or hearings regarding any such Indexed Contracts.

(b)     Calculation and Dissemination of Index Values. S&P or its agent shall compute and, in a manner reasonably satisfactory to CME, disseminate to CME, the value of each of the S&P Stock Indices at a mutually agreeable frequency. The foregoing shall be at S&P’s expense, except that S&P shall not be obligated to pay for any hardware, software, communications or similar expenses associated with the receipt by CME of S&P Stock Index values. S&P, or its agent, shall provide CME each trading day with respect to each S&P Stock Index licensed to CME hereunder a special opening quotation for use in settling Indexed Contracts that use such S&P Stock Index as well as the percentage of underlying stocks that have opened trading that day in the primary market or that have resumed trading after a trading halt in the primary market.

(c)    Third Party Trademarks and Intellectual Property. CME acknowledges that certain designations used in the names of the S&P ETFs (e.g., “iShares”) and other intellectual property rights embodied therein belong to third parties. No rights to use trademarks or other intellectual property belonging to third parties, with the exception of the S&P BMI series, are conveyed by this Agreement. S&P shall reasonably cooperate with CME in acquiring such rights to the extent such rights are necessary for CME to create, market, trade, clear or promote S&P ETF Contracts, however, CME is solely responsible for securing all necessary licenses to use third- party trademarks and intellectual property.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(d) Swap Licensing. Nothing in this Agreement shall prevent S&P from granting a license to a third party to trade Bilateral Swap Contracts.

10.    CME’s OBLIGATIONS.

(a)     General. CME shall use its commercially reasonable efforts to protect the goodwill and reputation of S&P FS LLC and Licensor and of the S&P Marks in connection with their use under this Agreement. CME shall maintain high standards of fairness and truthfulness in, and shall allow S&P, upon its request, to review and approve all CME advertisements, brochures, promotional and informational materials relating to or referring to the S&P Stock Indices or the Indexed Contracts. S&P shall safeguard the confidentiality of any promotional or informational materials furnished by CME for S&P’s review, as provided for in Section 12(b) hereof.

(b)     Compliance with Applicable Laws. CME shall use its commercially reasonable efforts to comply with the federal commodities laws and the rules thereunder insofar as those laws and rules relate to the Indexed Contracts licensed hereunder. CME shall take all necessary steps to ensure that the trading of the Indexed Contracts is carried out in accordance with high ethical and legal standards. S&P shall have no obligation or liability in connection therewith.

(c) CME Rulebook Disclaimers. CME shall use and disseminate the S&P Stock Indices and the S&P Marks only in compliance with the terms and conditions of this Agreement to ensure that S&P FS LLC’s and Licensor’s rights in the S&P Stock Indices and the S&P Marks, as applicable, are in no way diminished or jeopardized and CME shall use its commercially reasonable efforts to ensure that the public is in no way confused or misled as to such rights. CME shall include the limitation on liability and disclaimers set forth in Appendix 2 (“CME Disclaimers”) to this Agreement in its rules, and take any other action necessary to ensure that its members trading in Indexed Contracts are aware of the disclaimers and aware of, and subject to, the limitation on liability set forth in Appendix 2.

(d) Cross-Margining Program. CME will use its commercially reasonable efforts to include the Futures Contracts and Option on Futures Contracts in CME’s existing cross-margining program with the Options Clearing Corporation unless CME reasonably determines in any case that such cross-margining program is not appropriate.

(e)     Regulatory Approvals. CME shall promptly file for and use its commercially reasonable efforts to obtain and maintain any regulatory approval for the trading of Indexed Contracts that is required during the Term of this Agreement.

(f)     CME Warranties. The CME represents and warrants to S&P that (1) the execution and performance of this Agreement by the CME will not conflict with, or result in a breach or violation

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

of, any other agreement (written or oral) or instrument to which CME is party or by which it is bound, and (2) this Agreement has been duly authorized, executed and delivered by CME and constitutes a valid and legally binding obligation of CME, enforceable in accordance with its terms.

(g) Equity Index Complex Revenues. CME acknowledges that the license fees payable to S&P hereunder are premised on an ongoing, long-term commitment by CME to the success of its equity index business. Accordingly, CME agrees to use commercially reasonable efforts during the Term of this Agreement to maximize Equity Index Complex Profits to the same extent as it would were S&P not entitled to a share of CME’s Equity Index Complex Profits hereunder, subject in all cases to any restrictions that are imposed on CME by law, rule or regulation.

(h) Listing of New Indexed Contracts. In addition to its obligations under Section 2(f), CME shall promptly inform S&P in advance of each proposed listing by CME of any Indexed Contract that is not listed on CME as of the Commencement Date. This obligation does not apply to the listing of new contract months (expirations).

(i) Swaps Report. CME shall provide to S&P a quarterly report within thirty (30) days of the end of each calendar quarter. The format and contents of such report shall be in CME’s sole discretion but it shall at a minimum include the number of Swap Contracts that were cleared by CME and its Affiliates during the quarter.

11.     PROTECTION OF VALUE OF LICENSE.

(a)     Trademark Registrations. During the Term of this Agreement, S&P FS LLC shall use its commercially reasonable efforts to maintain in full force and effect U.S. federal registrations of “Standard & Poor’s®,” “S&P®” and “S&P 500®.” CME shall reasonably cooperate with S&P FS LLC and/or Licensor, as applicable, at S&P’s expense, in the maintenance of such rights and registrations and shall do such acts and execute such instruments as are reasonably necessary and appropriate for such purposes.

(b)     Unlicensed Use of S&P Stock Indices or S&P Marks. Subject to Section 11(c), during the Term of this Agreement: (i) S&P shall have an ongoing obligation to use commercially reasonable efforts to protect the value of the rights licensed hereunder consistent with S&P FS LLC’s current intellectual property protection practices as of the Commencement Date, including through (A) initiation of litigation in its discretion against Competitive Markets in response to material intellectual property challenges, (B) enforcement efforts against Competitive Markets reasonably requested by CME with respect to its exclusive rights under this Agreement and (C) good faith consideration of enforcement efforts requested by CME with respect to its other rights under this Agreement; and (ii) S&P shall enter into licenses with CFD providers and other non-material users of the S&P Stock Indices that are licensed exclusively pursuant to this Agreement only if (x) such

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

licenses do not materially impair the value of the exclusive rights licensed to CME pursuant to this Agreement, (y) S&P has consulted with CME regarding such licenses and (z) such licenses are not for a term (or renewed with the effect being a term) exceeding ***** years without the consent of CME. Notwithstanding anything to the contrary, subject to clauses (i)(B) and (C) of the preceding sentence, S&P shall have sole control over all litigation with third parties relating to intellectual property licensed pursuant to this Agreement, provided that CME will have the right to participate in such litigation at its own expense.

The costs of any litigation brought by S&P under this Section 11(b) shall be borne entirely by S&P. CME may, in its sole discretion, join any such litigation in order to protect its rights, including seeking monetary damages. S&P will continue to have sole control over such litigation at its option where CME voluntarily joins a lawsuit initiated by S&P. However, CME shall have sole control over its own decisions as a party to any causes of action separately initiated by CME, even if subsequently joined with a lawsuit initiated by S&P; provided, however, that in no event will CME be permitted to initiate a separate litigation challenging the unlicensed use of the S&P Stock Indices and/or S&P Marks unless S&P has first elected not to initiate litigation in response to such unlicensed use as contemplated under this Section 11(b). To the extent any litigation involves the S&P Marks, Licensor shall be responsible for engaging S&P FS LLC as a party to the extent necessary.

(c) Unlicensed Use by Entities Other Than a Competitive Market or in Relation to Trading or Execution of Futures Equivalent Swap Contracts. If (i) an entity that is not a Competitive Market lists for trading an unlicensed product in violation of CME’s exclusive rights (i.e., with respect to Futures Contracts or Option on Futures Contracts) or (ii) a swap execution facility or other trading platform lists for trading Futures Equivalent Swap Contracts in violation of CME’s exclusive rights hereunder, S&P shall use commercially reasonable efforts to prevent such unlicensed use. *****. Unlicensed or licensed use as provided above by an entity that is not a Competitive Market, or is a swap execution facility or other trading platform in connection with Futures Equivalent Swap Contracts, will not be deemed a breach of S&P’s obligations under this Agreement. *****.

12.     PROPRIETARY RIGHTS.

(a)     Security Measures. CME acknowledges that the S&P Stock Indices, including the S&P BMI series, are valuable assets of, and are selected, coordinated, arranged and prepared solely by S&P, and S&P and Citigroup, N.A., respectively, through the application of methods and standards of judgment used and developed through the expenditure of considerable work, time and money. CME agrees that it will take such security measures as are reasonably necessary in order to prevent any unauthorized use of the information provided to it concerning the selection, coordination, arrangement and preparation of the S&P Stock Indices, including the S&P BMI series.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(b)     Obligations of Confidentiality. Each of S&P FS LLC, Licensor and CME shall treat as confidential, and shall not disclose or transmit to any third party: (1) any documentation or other materials that are marked as “Confidential and Proprietary” by the providing party; or (2) the terms of this Agreement (“Confidential Information”). Confidential Information as described in clause (1) of the preceding sentence shall not include: (A) any information that is available to the public or to the receiving party hereunder from sources other than the providing party (provided that such source is not subject to a confidentiality agreement with regard to such information); or (B) any information that is independently developed by the receiving party without use of or reference to information from the providing party. Notwithstanding the foregoing, a party may reveal Confidential Information to any regulatory agency or court of competent jurisdiction if such information to be disclosed is: (i) approved for disclosure in writing by the providing party; or (ii) required by law, regulatory agency or court order to be disclosed by the receiving party, provided, however, that if permitted by law, prior written notice of such required disclosure shall be given to the providing party and further provided, however, that the receiving party shall cooperate with the providing party to limit the extent of such disclosure.

13.    REPRESENTATIONS, WARRANTIES, DISCLAIMERS.

(a)     Rights to Grant Licenses. S&P represents and warrants that S&P is the owner of, or has the right to license CME to use, the S&P Stock Indices and S&P Marks, as provided herein.

(b)     Responsibilities for Errors and Omissions. S&P shall promptly correct, or instruct its agent to correct, any errors made in S&P’s computations of the S&P Stock Indices that are brought to S&P’s attention by CME or any other party; provided, however, that nothing in this Section 13 shall give CME the right to exercise any judgment or require any changes with respect to S&P’s method of composing, calculating or determining the S&P Stock Indices; and, further provided, however, that nothing in this Section 13(b) shall be deemed to modify the other provisions of this Section 13.

(c)     Limitation of Liability. S&P shall obtain information for inclusion in or for use in the calculation of the S&P Stock Indices from sources that S&P considers reliable, but S&P accepts no responsibility for, and shall have no liability for, any errors, omissions or interruptions therein. S&P does not guarantee the accuracy and/or the completeness of the S&P Stock Indices or any data included therein in connection with the trading of the Indexed Contracts, or any other use. S&P makes no warranty, express or implied, as to results to be obtained by any person or any entity from the use of the S&P Stock Indices or any data included therein. S&P makes no express or implied warranties and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P Stock Indices or any data included therein.

(d)    No Special Damages. Except for claims arising out of or relating to willful misconduct, fraud, breach of confidentiality and amounts payable to third parties pursuant to a party’s

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

indemnification obligations, no party shall have any liability for lost profits or indirect, punitive, special, or consequential damages (including lost profits) arising out of this Agreement, even if notified of the possibility of such damages.

(e)     Limitation on Damages. Except for claims arising out of or relating to willful misconduct, fraud, breach of confidentiality and indemnification obligations, or use by CME or an Affiliate of CME of the S&P Stock Indices and/or S&P Marks in breach of Sections 2 or 3 of this Agreement, and without diminishing the disclaimers and limitations set forth in this Section 13, in no event shall the cumulative liability of S&P FS LLC and Licensor to CME exceed the license fees actually paid to S&P hereunder over the one-year period preceding the date on which S&P FS LLC or Licensor, as applicable, is found liable to CME, and in no event shall the cumulative liability of CME to S&P exceed the license fees actually paid or payable to S&P hereunder over the one-year period preceding the date on which CME is found liable to S&P (provided that any liability for unpaid license fees shall not be subject to or count towards this limitation on CME’s liability). The parties agree that these limitations on liability are reasonable under the circumstances.

14.    INDEMNIFICATION.

(a)     CME’s Indemnification of S&P. Except as provided in Subsection (b) below, CME shall indemnify and hold harmless S&P FS LLC, Licensor, their respective Affiliates and their respective officers, directors, employees and agents against any and all judgments, damages, costs or losses of any kind (including reasonable attorneys’ and experts’ fees) as a result of any third-party claim, action, or proceeding that arises out of or relates to: (1) CME’s performance of its obligations or exercise of its rights under this Agreement; or (2) any Indexed Contracts that are created, issued, listed, traded, settled or cleared by CME or its Affiliates; provided, however, that S&P notifies CME promptly of any such claim, action or proceeding. CME shall periodically reimburse S&P FS LLC and Licensor for their expenses incurred under this Section 14 as requested by S&P. Each of S&P FS LLC and Licensor shall have the right, at its own expense, to participate in the defense of any claim, action or proceeding against which it is indemnified hereunder; provided, however, it shall have no right to control the defense, consent or judgment, or agree to settle any such claim, action or proceeding without the written consent of CME without waiving the indemnity hereunder. CME, in the defense of any such claim, action or proceeding, except with the written consent of S&P, shall not agree to the entry of any judgment or enter into any settlement which either does not include, as an unconditional term, the grant by the claimant to S&P FS LLC and Licensor of a release of all liabilities in respect of such claims or which otherwise adversely affects the rights of S&P FS LLC or Licensor.

(b)     Exclusion from CME’s Indemnification Obligation. CME’s indemnification obligations under Subsection (a) above shall not apply to: (1) willful misconduct, fraud, breach of confidentiality of any of S&P’s officers, directors, employees, or agents; (2) ***** in the S&P Stock Indices or any data included therein originated by S&P; or (3) any breach by S&P of its

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

representations, warranties, or agreements made in this Agreement.

(c)    S&P’s Indemnification of CME. Except as provided in Subsection (d) below, S&P shall indemnify and hold harmless CME, its Affiliates and their officers, directors, employees and agents against any and all judgments, damages, costs or losses of any kind (including reasonable attorneys’ and experts’ fees) as a result of any claim, action, or proceeding that arises out of or relates to: (1) a breach by S&P of its representations, warranties and agreements hereunder; or (2) the willful or intentional misconduct of any of S&P’s officers, directors, employees, or agents; provided, however, that CME notifies S&P promptly of any such claim, action or proceeding. S&P shall periodically reimburse CME for its expenses incurred under this Section 14 as requested by CME. CME shall have the right, at its own expense, to participate in the defense of any claim, action or proceeding against which it is indemnified hereunder; provided, however, it shall have no right to control the defense, consent or judgment, or agree to settle any such claim, action or proceeding without the written consent of S&P without waiving the indemnity hereunder. S&P, in the defense of any such claim, action or proceeding, except with the written consent of CME, shall not agree to entry of any judgment or enter into any settlement which either does not include, as an unconditional term, the grant by the claimant to CME of a release of all liabilities in respect of such claims or which otherwise adversely affects the rights of CME.

(d)     Exclusion from S&P’s Indemnification Obligation. S&P’s indemnification obligations under Subsection (a) above shall not apply to: (1) willful misconduct, fraud, breach of confidentiality of any of CME’s officers, directors, employees, or agents; or (2) any breach by CME of its representations, warranties, or agreements made in this Agreement.

15.     FORCE MAJEURE.

None of S&P FS LLC, Licensor or CME shall bear responsibility or liability for any losses arising out of any delay in or interruptions of their respective performance of their nonmonetary obligations under this Agreement due to any act of God, act of governmental authority or act of public enemy or due to war, the outbreak or escalation of hostilities, riot, fire, flood, civil commotion, insurrection, labor difficulty (including, without limitation, any strike, or other work stoppage or slow down), severe or adverse weather conditions, power failure, communications line failure, or other similar cause beyond the reasonable control of the party so affected.

16.    INJUNCTIVE RELIEF.

In the event of a material breach by S&P FS LLC, Licensor or CME of provisions of this Agreement relating to the Confidential Information of another party, the parties acknowledge and agree that damages would be an inadequate remedy and that the non-breaching party shall be entitled to preliminary and permanent injunctive relief to preserve such confidentiality or limit improper disclosure of such Confidential Information, but nothing herein shall preclude the non-breaching

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

party from pursuing any other action or remedy for any breach or threatened breach of this Agreement. In the event of a material breach by CME of provisions of this Agreement relating to dissemination of the S&P Stock Indices or the unauthorized use of the S&P Stock Indices or S&P Marks, CME acknowledges and agrees that damages would be an inadequate remedy to S&P FS LLC and Licensor and that S&P FS LLC and Licensor shall be entitled to preliminary and permanent injunctive relief to enforce the provisions hereof, but nothing herein shall preclude S&P FS LLC or Licensor from pursuing any other action or remedy for any breach or threatened breach of this Agreement. All remedies hereunder shall be cumulative.

17.     GENERAL PROVISIONS.

(a)     Assignment and Delegation. This Agreement is solely and exclusively between the parties hereto and, except as contemplated under Section 6(b), shall not be assigned or transferred (whether by operation of law or otherwise), nor shall any duty hereunder be delegated, by either Licensor/S&P FS LLC or CME, without the prior written consent of the other party, and any attempt to so assign or transfer this Agreement or delegate any duty hereunder without such written consent shall be null and void. This Agreement shall be valid and binding on the parties hereto and their successors and permitted assigns.

(b)     Entire Agreement; Effect on 2005 Agreement. This Agreement, the Contribution Agreement and the other Transaction Documents (as such term is defined in the Contribution Agreement) constitute the entire agreement of the parties hereto with respect to the subject matter of this Agreement. Effective on the Commencement Date, this Agreement shall supersede and replace the 2005 Agreement and all other previous agreements between the parties, if any, with respect to the subject matter of this Agreement (other than the Contribution Agreement and the other Transaction Documents (as such term is defined in the Contribution Agreement)); provided, however, that Appendix 7 of the 2005 Agreement and its related provisions will remain in full force and effect until superseded and replaced by the separate agreement between the parties that is referred to in Subsection 2(b). There are no oral or written collateral representations, agreements, or understandings with respect to the subject matter of this Agreement except as provided herein or in the Contribution Agreement or the other Transaction Documents (as such term is defined in the Contribution Agreement).

(c)     Non-Waiver and Amendments. No waiver, modification, or amendment of any of the terms and conditions hereof shall be valid or binding, unless such waiver, modification, or amendment is in writing and signed by a duly authorized officer of each of the parties hereto.

(d)     Effect of Breach. No breach, default or threatened breach or default of this Agreement by S&P FS LLC or Licensor shall relieve CME of its obligations under this Agreement with respect to the protection of the property or proprietary nature of any property which is the subject matter of this Agreement.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(e)     Notices. All notices and other communications under this Agreement shall be: (1) in writing; (2) delivered by hand, by registered or certified mail, return receipt requested, or by facsimile transmission to the address or facsimile number set forth below or such address or facsimile number as any party shall specify by a written notice to the other; and (3) deemed given upon receipt.

Notice to S&P FS LLC or Licensor:
McGraw-Hill Financial
55 Water Street
New York, New York 10041
Attention:        President
Facsimile No:     (212) 438-1245

With a copy to:
The McGraw-Hill Companies
1221 Avenue of the Americas
New York, NY 10020
Attention:    General Counsel
Facsimile No:     (212) 512-4827

Notice to CME:
Chicago Mercantile Exchange
20 South Wacker Drive
Chicago, IL 60606
Attention:        CEO
Facsimile No:    (312) 930-3207

With a copy to:
Chicago Mercantile Exchange
20 South Wacker Drive
Chicago, Illinois 60606
Attention:        General Counsel
Facsimile No:    (312) 930-3323

(f)     Governing Law. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of New York.

(g)     Choice of Jurisdiction. Each party agrees that in connection with any legal action or proceeding arising with respect to this Agreement, such action or proceeding shall be brought only in the United States District Court for the Southern District of New York or in the Supreme Court of the State of New York in and for the First Judicial Department, and each party agrees to submit to the jurisdiction of those courts and venue in those courts and to waive any claim that either court is an inconvenient forum.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(h)     Survival. Section 12, Section 13 and Section 14 shall survive the termination of this Agreement.

(i)    Interpretation. Captions, headings and titles contained in this Agreement and the Schedules attached hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the Schedules. When a reference is made in this Agreement to Articles, Sections or Schedules, such reference shall be to an Article or Section of or Schedule to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “herein,” “hereof,” “hereunder” and words of similar import shall be deemed to refer to this Agreement as a whole, including the Schedules hereto, and not to any particular provision of this Agreement. Any pronoun shall include the corresponding masculine, feminine and neuter forms. The term “primarily” includes “exclusively” unless the context otherwise requires.

(j)     No Third-Party Beneficiaries. The provisions of this Agreement are solely for the benefit of CME, Licensor and S&P FS LLC and are not intended to, and do not create, any rights or causes of actions on behalf of any third party.

[Signature page follows.]

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.

STANDARD & POOR’S FINANCIAL SERVICES LLC	CHICAGO MERCANTILE EXCHANGE INC.
BY /s/ Del Johnson	BY/s/Kathleen M. Cronin
Name: Del Johnson	Name: Kathleen M. Cronin
Title: Chief Financial Officer, S&P Indices	Title: Senior Managing Director
Date: June 29, 2012	Date: June 29, 2012

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Table of Appendices

1.	S&P Marks

2.	CME Disclaimers

3.	License Fees

4.	S&P Stock Index Fees

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Appendix 1. S&P Marks
The S&P Marks collectively covered by and referred to in this Agreement are the following (Specified Co-branded Indices in italics and underlined):

Standard & Poor’s
S&P
S&P 100
S&P 1000
S&P 1000 Growth and Value
S&P 1000 Pure Growth and Pure Value
S&P 500
S&P 500 130/30 Strategy
S&P 500 2x Inverse Daily
S&P 500 2x Leverage Daily
S&P 500 Dividend Aristocrats
S&P 500 Dividend Aristocrats Risk Control Indices
S&P 500 Dividend Index
S&P 500 Gold Hedged Index
S&P 500 Growth and Value
S&P 500 High Beta
S&P 500 High Quality Rankings Index
S&P 500 Inverse Daily
S&P 500 Low Quality Rankings Index
S&P 500 Oil Hedged Index
S&P 500 Pure Growth and Pure Value
S&P 500 Risk Control Indices
S&P 500 Shariah
S&P 700
S&P 900
S&P 900 Growth and Value
S&P 900 Pure Growth and Pure Value

A
S&P Access Africa
S&P Access Africa Risk Control
S&P Africa 40
S&P Africa 40 Risk Control Index
S&P Africa Frontier
S&P Africa Frontier Shariah
S&P Agribusiness North America
S&P All STARS
S&P Alpha Control 3 Strategy Index
S&P Asia 50

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

S&P Asia 50 Risk Control Indices
S&P Asia Alternative Energy
S&P Asia Infrastructure
S&P Asia Infrastructure Daily Risk Control Indices
S&P Asia Pacific BMI
S&P Asia Pacific Emerging
S&P Asia Pacific Select REIT 40
S&P Asia Property 40
S&P Asia Water
S&P/ASX 100
S&P/ASX 20
S&P/ASX 200
S&P/ASX 200 Risk Control Indices
S&P/ASX 200 VIX
S&P/ASX 300
S&P/ASX 300 Metals & Mining
S&P/ASX 50
S&P/ASX All Australian 200
S&P/ASX All Australian 50
S&P/ASX All Ordinaries
S&P/ASX All Ordinaries Gold
S&P/ASX Dividend Opportunities
S&P/ASX Emerging Companies
S&P/ASX Industrials and Resources
S&P/ASX Infrastructure
S&P/ASX MidCap 50
S&P/ASX Small Ordinaries

B
S&P Balanced Equity and Bond Index Series
S&P BMI Country Shariah
S&P BMI Global Sector Shariah
S&P BMI Regional Shariah
S&P Brazil ADR Index
S&P BRIC 40
S&P BRIC 40 Risk Control Indices
S&P BRIC Shariah
S&P BRICT Daily Risk Control Indices
S&P/Businessweek Global Innovation

C
S&P China & Hong Kong BMI
S&P China Ex A-B-Shares BMI
S&P CIVETS 60
S&P CNX 500 Shariah

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

S&P CNX Nifty
S&P CNX Nifty Futures
S&P CNX Nifty Shariah
S&P Commodity Producers Index Series
S&P Completion Index
S&P Composite 1500
S&P Composite 1500 Growth and Value
S&P Composite 1500 Pure Growth and Pure Value
S&P Consumer Finance Index
S&P/CITIC 100
S&P/CITIC 200
S&P/CITIC 300
S&P/CITIC 50
S&P/CITIC China 30
S&P/CITIC China A-Share Dividend Opportunities
S&P/CITIC China Style
S&P/CITIC SmallCap

D
S&P Developed BMI
S&P Developed BMI Shariah
S&P Developed LargeMidCap Shariah
S&P Developed Pan Asia Ex-Japan BMI
S&P Developed Property
S&P Developed REIT
S&P Developed SmallCap Shariah
S&P Dynamic Asset Exchange Index Series
S&P Dynamic Futures Index
S&P Dynamic Multi Asset Strategy

E
S&P EMEA BMI
S&P Emerging Asia Consumer IndexS&P Emerging BMI
S&P Emerging Markets Dividend OpportunitiesS&P Emerging Markets Infrastructure Daily Risk Control Indices
S&P Emerging Markets Infrastructure IndexS&P Emerging Markets Shariah
S&P Equal Weight Index
S&P ESG India
S&P Ethical Pan Asia Select Dividend Opportunities IndexS&P Euro
S&P Euro 75
S&P Euro Plus
S&P Europe 350
S&P Europe 350 Daily Risk Control Indices
S&P Europe 350 Dividend AristocratsS&P Europe 350 Shariah
S&P Europe BMI

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

S&P Europe Dividend Opportunities
S&P Europe Select Plus Custom Index
S&P Europe STARS
S&P Extended Frontier 150
S&P/EGX ESG

F
S&P Factor Index Series
S&P Frontier BMI

G
S&P GCC
S&P GCC 40
S&P GCC Shariah
S&P Global 1200
S&P Global Agribusiness Composite
S&P Global Agribusiness Index
S&P Global Alternative Energy
S&P Global BMI
S&P Global BMI Shariah
S&P Global Challengers 40
S&P Global Challengers Pan Asia Ex-China
S&P Global Clean Energy
S&P Global Clean Energy Daily Risk Control Indices
S&P Global Consumer Enterprises Index
S&P Global Dividend Opportunities
S&P Global Eco Index
S&P Global Gold
S&P Global Healthcare Shariah
S&P Global Infrastructure
S&P Global Infrastructure Risk Control Indices
S&P Global Infrastructure ShariahS&P Global Luxury Index
S&P Global Natural Resources Daily Risk Control IndicesS&P Global Natural Resources Index
S&P Global Nuclear Energy
S&P Global Oil Index
S&P Global Property
S&P Global Property 40 Index
S&P Global Property ShariahS&P Global REIT
S&P Global Timber and ForestryS&P Global Water Index
S&P Greater China Ex-Taiwan-ListedS&P GSCI
S&P GSCI Agriculture Capped ComponentS&P GSCI Agriculture Enhanced Select Index
S&P GSCI All MetalsS&P GSCI Capped Indices
S&P GSCI Covered Call Select IndexS&P GSCI Crude Oil Covered Call Index
S&P GSCI Dynamic Roll Index
S&P GSCI Enhanced

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

S&P GSCI Equal Weight Select Index
H
S&P Harel Sector Indices
S&P/Hawkamah ESG Pan Arab Index
S&P High Yield Dividend Aristocrats
S&P/HKEx GEM
S&P/HKEx LargeCap
S&P Hong Kong-Listed China BMI

I
S&P/IFCI Asia
S&P/IFCI Carbon Efficient
S&P/IFCI EMEA
S&P/IFCI Europe
S&P/IFCI LargeMidCap Shariah
S&P/IFCI Latin America
S&P India Select
S&P International Dividend Opportunities
S&P International Preferred Stock Index

J
S&P Japan 500
S&P Japan 500 Shariah
S&P Japan Eco Index
S&P Japan Emerging Stock (JES) 100
S&P Japan MidCap 100
S&P Japan Regional Index - Tokai
S&P Japan SmallCap 250

K
S&P Korea Corporate Group Index Series
S&P/KRX Asia 100 Index
S&P/KRX Exchanges

L
S&P LargeMidCap Commodity & Resources
S&P Latin America 40
S&P Latin America 40 Risk Control Indices
S&P Latin America BMI
S&P Listed Private Equity Index
S&P Long-Only Merger Arbitrage Index

M
S&P MATRIX Target Risk
S&P MidCap 400

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

S&P MidCap 400 Growth and Value
S&P MidCap 400 Pure Growth and Pure Value
S&P MILA 40

N
S&P Next Emerging 40
S&P Next Emerging 40 Risk Control Indices
S&P Nigeria Select
S&P Nordic LargeCap Risk Control Indices
S&P North American Sector Indices
S&P North American Technology Indices

O
S&P Overseas China 10

P
S&P Pan Africa
S&P Pan Africa Shariah
S&P Pan Arab
S&P Pan Arab Shariah
S&P Pan Asia BMI
S&P Pan Asia Dividend Aristocrats
S&P Pan Asia Dividend Opportunities
S&P Pan Asia Ex-Japan & Taiwan BMI
S&P Pan Asia Select Dividend Opportunities Index
S&P Pan Asia Shariah

R
S&P RC 2 (Risk Control 2) Index Series
S&P Russia 10

S
S&P Saudi Arabia
S&P Select Frontier
S&P Select Industry Indices
S&P Select Sector Indices
S&P SmallCap 600
S&P SmallCap 600 Capped Sector Indices
S&P SmallCap 600 Growth and Value
S&P SmallCap 600 Pure Growth and Pure Value
S&P Southeast Asia 40
S&P Southeast Asia 40 Risk Control Indices
S&P/StanChart Greater China Index

T

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

S&P Target Date
S&P Target Risk
S&P Total Market Index
S&P/TOPIX 150
S&P/TOPIX 150 Shariah
S&P/TSX 60
S&P/TSX 60 130/30 Strategy Index
S&P/TSX 60 Capped
S&P/TSX 60 Equal Weight Index
S&P/TSX 60 Shariah
S&P/TSX 60 VIX
S&P/TSX Canadian Dividend Aristocrats
S&P/TSX Capped Composite
S&P/TSX Capped Energy Trust
S&P/TSX Capped REIT
S&P/TSX Clean Technology
S&P/TSX Completion
S&P/TSX Composite
S&P/TSX Composite Dividend Index
S&P/TSX Equal Weight Diversifed Banks Index
S&P/TSX Equal Weight Global Base Metals
S&P/TSX Equal Weight Oil & Gas Index
S&P/TSX Equity
S&P/TSX Equity Completion
S&P/TSX Equity Income Index
S&P/TSX Equity SmallCap
S&P/TSX Global Base Metals
S&P/TSX Global Gold
S&P/TSX Global Mining
S&P/TSX Income Trust
S&P/TSX MegaCap
S&P/TSX North American Preferred Stock Index
S&P/TSX Preferred Share
S&P/TSX SmallCap
S&P/TSX Venture 30 Index
S&P/TSX Venture Composite
S&P/TSX Venture Select
TOPIX Risk Control Indices

U
S&P U.S. Carbon Efficient
S&P U.S. Preferred Stock
S&P U.S. Select Plus Custom Index
S&P U.S. STARS
S&P United Kingdom

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

S&P US REIT

V
S&P Vietnam 10

W
S&P World Property Shariah

X
S&P X-Alpha EUR Excess Return Strategy Index
S&P X-Alpha EUR Total Return Strategy Index
S&P X-Alpha USD Excess Return Strategy Index
S&P X-Alpha USD Total Return Strategy Index

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Appendix 2. CME Disclaimers
1. Limitation of S&P’s Liability

Rule ___.
S&P/Dow Jones Indices LLC (“S&P”) licenses the Exchange to use various S&P stock indices (“S&P Stock Indices”) in connection with the trading of futures contracts and options on futures contracts based upon such indices. S&P and its affiliates (including Standard & Poor’s Financial Services LLC) shall have no liability for any damages, claims, losses or expenses caused by any errors or delays in calculating or disseminating the S&P Stock Indices.

2. S&P Disclaimer

Rule .
S&P/Dow Jones Indices LLC (“S&P”) and its affiliates (including Standard & Poor’s Financial Services LLC) do not guarantee the accuracy and/or completeness of the S&P Stock Indices or any data included therein. S&P and its affiliates make no warranty, express or implied, as to the results to be obtained by any person or any entity from the use of the S&P Stock Indices or any data included therein in connection with the trading of futures contracts, options on futures contracts or any other use. S&P and its affiliates make no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P Stock Indices or any data included therein. Without limiting any of the foregoing, in no event shall S&P or any of its affiliates have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

3. S&P ETF Contracts Disclaimer

Rule .
S&P/Dow Jones Indices LLC (“S&P”) and its affiliates (including Standard & Poor’s Financial Services LLC) do not guarantee the accuracy and/or completeness of the S&P Stock Indices or any data included therein. S&P and its affiliates make no warranty, express or implied, as to the results to be obtained by any person or any entity from the use of the S&P Index ETFs or any data included therein in connection with the trading of futures contracts, options on futures contracts or any other use. S&P and its affiliates make no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P Index ETFs or any data included therein. Without limiting any of the foregoing, in no event shall S&P or any of its affiliates have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Appendix 3. License Fees
1. License Fee.
(a) CME shall pay to S&P quarterly in arrears within forty-five (45) days after the end of each calendar quarter, in accordance with the terms and conditions of this Appendix 3, the applicable percentage of CME’s Equity Index Complex Profits as set forth in Table 1 (below); provided, however, that (i) if CME makes an acquisition pursuant to an M&A Transaction (as defined in Subsection 1(b)) S&P and CME shall negotiate in good faith to adjust such percentages so as to effect as closely as possible the economic value obtained by S&P under this Agreement prior to giving effect to such transaction (which adjustments shall take effect from the closing of any such transaction), and (ii) if CME (A) divests or otherwise transfers all or any portion of its equity complex pursuant to an M&A Transaction or (B) engages in any corporate reorganization of its equity complex (including without limitation any “spin-off” or similar transaction), which in either case has the immediate effect of reducing Equity Index Complex Revenue, S&P and CME shall negotiate in good faith to adjust such percentages so as to effect as closely as possible the economic value obtained by S&P under this Agreement prior to giving effect to such transaction (which adjustments shall take effect from the closing of any such transaction). With respect to any retroactive adjustments of the applicable percentage as set forth in Table 1 pursuant to the foregoing, amounts payable or reimbursable by one party to the other shall accrue interest at the Prime Rate as of the date of the closing of the relevant transaction, plus *****%. For the avoidance of doubt, none of the adjustments set forth in this Section 1(a) shall be made for M&A Transactions, corporate reorganizations or other transactions by CME, which do not immediately increase or decrease, Equity Index Complex Revenue. In the event S&P and CME do not reach agreement on an adjustment to the percentage of Equity Index Complex Profits to be paid to S&P hereunder within six (6) months of the date of closing of the relevant M&A Transaction or corporate reorganization, either S&P or CME shall have the right to use the dispute resolution process set forth in Section 14.10 of the Operating Agreement in order to resolve the matter.

Calendar Quarters in Calendar Year	Percentage
2011	*****
2012	*****
2013	*****
2014	*****
2015	*****
2016	*****
2017	*****
2018	*****
2019 and all subsequent years	*****
Table 1

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(b) CME’s “Equity Index Complex Profits” for any full calendar quarter during the Term of this Agreement (including the calendar quarter in which the closing of the Transaction occurs) will be equal to ***** determined in accordance with U.S. generally accepted accounting principles on a basis consistently applied by CME (“GAAP”); subject to the provisions of Section 6.2(c) of the Limited Liability Company Agreement; *****. With respect to the calendar quarter in which this Agreement is terminated, CME shall pay a prorated portion of the fee payable in respect of such calendar quarter.

2. Annual Net Revenue Floor. Notwithstanding Appendix 3, Section (1) and subject to Appendix 3, Section (3), for any calendar year in which CME’s Equity Index Complex Revenue is less than $***** (as adjusted pursuant to the next sentence, the “Annual Net Revenue Floor”), the license fees payable by CME to S&P hereunder shall be ***** and will remain at ***** until such time, if any, that CME’s Equity Index Complex Revenue for a calendar year exceeds the Annual Net Revenue Floor in such year. Each year beginning in 2012, the Annual Net Revenue Floor will be increased or decreased, as applicable, *****.

3. Minimum License Fee. With respect to any calendar year after 2017 in which the license fees paid to S&P hereunder are less than $*****, CME will remit to S&P the difference between such license fees and $***** within ninety (90) days of the end of the calendar year; provided, however, that CME will have no such obligation if S&P has suffered a material loss or erosion of intellectual property protection for the S&P Stock Indices or CME has suffered a material loss of its exclusive rights under this Agreement.

4. Audit Rights. During the Term of this Agreement and for a period of one (1) year after its termination, S&P shall have the right, during normal business hours and upon reasonable notice to CME, to audit on a confidential basis the relevant books and records of CME to determine that the license fees, and other amounts payable hereunder, have been accurately calculated; provided that no more than one such audit may be performed in any Fiscal Year. The costs of such audit shall be borne by S&P unless it has been underpaid by five percent (5%) or more in a calendar quarter; in such case, the costs of the audit shall be paid by CME.